FOR IMMEDIATE RELEASE                                           EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT
AT ICR XCHANGE CONFERENCE

MINNEAPOLIS – (Jan. 6, 2010) – Select Comfort Corporation (NASDAQ:SCSS), today announced members of the company’s executive team will present at the 12th Annual ICR XChange Conference Wednesday, Jan. 13, 2010, at 1:05 p.m. Eastern Time (10:05 a.m. Pacific). The ICR Conference event will be held at the St. Regis Hotel in Dana Point, Calif.

Select Comfort will provide a live webcast link in the investor relations area of the company’s Web site. A replay of the company's presentation also will be made available there.

About Select Comfort Corporation
Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

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